Brilliant Earth Reports First Quarter 2025 Results

Delivered Net Sales and Profitability within Guidance Range
Drove 12% Y/Y Growth in Total Orders and 13% Y/Y Growth in Repeat Orders
Q1 2025 GAAP Diluted EPS of $(0.03) and Adjusted Diluted EPS of $0.00
Reiterates Annual Guidance and Provides Q2 Outlook

SAN FRANCISCO, Calif. – May 6, 2025 (GLOBE NEWSWIRE) – Brilliant Earth Group, Inc. (“Brilliant Earth” or the “Company”) (Nasdaq: BRLT), an innovative, global leader in ethically sourced fine jewelry, today announced financial results for the three months ended March 31, 2025.
First Quarter 2025 Highlights (quarterly period ended March 31, 2025):
•Delivered Net Sales of $93.9 million, in the first quarter
◦Total orders grew year-over-year by 12% and repeat orders grew year-over-year by 13%
◦Achieved positive engagement ring unit year-over-year growth in Q1
◦Drove strong double-digit year-over-year fine jewelry bookings growth in Q1
◦Generated record-breaking total bookings in the two weeks leading up to Valentine's Day, with year-over-year total bookings growing mid-to-high single digits
•Achieved Gross Margin of 58.6% in the first quarter, consistent with the Company's medium-term target
•Drove Q1 profitability within the Company's Adjusted EBITDA guidance range:
◦GAAP Net loss was $3.3 million for the first quarter 2025; and
◦Adjusted EBITDA was $1.1 million for the first quarter 2025
•Expanded retail showroom portfolio to 41 with the opening of the Company's second Dallas-Fort Worth metro area location in Southlake
•Ended the quarter with $92.5 million in net cash, representing 5% growth year-over-year

"We're pleased with our first quarter performance, which demonstrates the continued strength and resilience of our business model as we delivered our 15th consecutive quarter of profitability as a public company. Our business is gaining momentum, evidenced by our 12% year-over-year growth in total orders, particularly strong performance in fine jewelry, and continued expansion of our showroom footprint," said Beth Gerstein, Co-Founder and Chief Executive Officer of Brilliant Earth. "The positive engagement ring unit trends, coupled with our most successful Valentine's Day ever, reinforces our confidence in our premium brand positioning and differentiated product offerings. Our agile supply chain and nimble team are competitive advantages that enable us to respond quickly in dynamic market conditions. As we look ahead to the remainder of 2025, we remain focused on investing in the business and executing our growth strategy while maintaining profitability and continuing to gain share in this large, fragmented industry."

First Quarter Results

	Q1 2025	Q1 2024	% Change*
Total Orders	45,535	40,525	12.4%
AOV	$2,062	$2,402	(14.2)%
($ in millions, except per share amounts)
Net Sales	$93.9	$97.3	(3.5)%
Gross Profit	$55.0	$58.3	(5.7)%
Gross Margin	58.6%	59.9%	(130)bps
Net (loss) income allocable to Brilliant Earth Group, Inc. (1)	$(0.5)	$0.1	(600.0)%
Net (loss) income, as reported	$(3.3)	$1.1	(406.2)%
Net (loss) income margin	(3.5)%	1.1%	(460)bps
Adjusted net (loss) income (3)	$(0.4)	$2.9	(113.8)%
GAAP Diluted EPS (2)	$(0.03)	$0.01	(400.0)%
Adjusted Diluted EPS (3)	$0.00	$0.03	(100.0)%
Adjusted EBITDA (3)	$1.1	$5.1	(78.8)%
Adjusted EBITDA margin (3)	1.1%	5.2%	(410)bps
*Percentage changes may not recalculate due to rounding
(1)    Represents net (loss) income allocable to Brilliant Earth Group, Inc. during the first quarter of 2025 and 2024.
(2)    Represents GAAP Diluted EPS during the first quarter of 2025 and 2024.
(3)    Adjusted net (loss) income, Adjusted Diluted EPS, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See "Disclosure Regarding Non-GAAP Financial Measures and Key Metrics" for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

2025 Outlook

Second Quarter

Net Sales	-3% to 0% Year-Over-Year
Adjusted EBITDA	-$1.5M to +$2M
Full Year

Net Sales	+1% to 3% Year-Over-Year
Adjusted EBITDA	3% to 4% Margin
Webcast and Conference Call Information-update links
Brilliant Earth will host a conference call and webcast to discuss first quarter 2025 results and business outlook today, May 6, 2025, at 8:30 a.m. ET/5:30 a.m. PT. The webcast and accompanying slide presentation can be accessed at https://investors.brilliantearth.com. The conference call can be accessed by using the following link: https://register-conf.media-server.com/register/BI3f41ab5cffe74fa89815c1aebc31ae51. After registering, an email will be sent including dial-in details and a unique conference call pin required to join the live call. A replay of the webcast will remain available on the website after the live webcast concludes.

About Brilliant Earth
Brilliant Earth is an industry-disrupting global leader in ethically sourced fine jewelry. The Company's mission since its founding in 2005 has been to create a more transparent, sustainable, and compassionate jewelry industry. With a premium brand, curated proprietary product assortment, seamless omnichannel shopping experience, and asset-light, data driven business model, Brilliant Earth is transforming the jewelry industry. 2024 full year Net Sales were $422 million and the Company has reported positive Adjusted EBITDA for 15 consecutive quarters since going public in 2021. Headquartered in San Francisco, CA and Denver, CO, Brilliant Earth has 41 showrooms and counting across the United States and has served customers in over 50 countries worldwide.

Disclosure Regarding Non-GAAP Financial Measures and Key Metrics

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), the Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA, Adjusted Net (loss) income, Adjusted Diluted EPS and Adjusted EBITDA margin. These non-GAAP financial measures provide users of our financial information with useful information in evaluating our operating performance and exclude certain items from net income that may vary substantially in frequency and magnitude from period to period.

We define EBITDA as net (loss) income before interest, taxes, depreciation and amortization. We define Adjusted EBITDA as net (loss) income excluding interest expense, income taxes, depreciation expense, amortization of cloud-based software implementation costs, showroom pre-opening expense, equity-based compensation expense, certain non-operating expenses and income, and other unusual and/or infrequent costs, which that we do not consider in our evaluation of ongoing performance of our core operations. We define Adjusted EBITDA margin as Adjusted EBITDA calculated as a percentage of net sales. We believe that Adjusted EBITDA and Adjusted EBITDA margin, which eliminate the impact of certain expenses that we do not believe reflect our underlying business performance, provide useful information to investors to assess the performance of our business.

We define Adjusted Net (loss) income as net (loss) income adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include showroom pre-opening expense, equity-based compensation expense, costs to fund the Brilliant Earth Foundation and transaction costs and other expenses. We define Adjusted Diluted Earnings Per Share as Adjusted Net (loss) income, divided by the diluted weighted average shares of common stock outstanding. The diluted weighted average shares of common stock outstanding is derived from the historical diluted weighted average shares of common stock assuming such shares were outstanding for the entirety of the period presented. We believe Adjusted Net (loss) income and Adjusted Diluted Earnings Per Share, which eliminate the impact of certain expenses that we do not believe reflect our underlying business performance, provide useful information to investors to assess the performance of our business.

Please refer to “GAAP to Non-GAAP Reconciliations” located in the financial supplement in this release for a reconciliation of GAAP to non-GAAP financial information.

This release includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted EBITDA. These measures will differ from net (loss) income, determined in accordance with GAAP, in ways similar to those described in the reconciliations at the end of this release. We are not able to provide, without unreasonable effort, guidance for net income, determined in accordance with GAAP, or a reconciliation of guidance for Adjusted EBITDA to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income.

This press release also contains certain key business metrics which are used to evaluate our business and growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts, and assess operational efficiencies. We define net cash as cash and cash equivalents less the total principal balance of our outstanding debt. We define Bookings for each period as the dollar value of confirmed orders as of the date of order placement. We believe Bookings, which represent a measure of gross sales and potential future Net Sales, provide useful information to investors to assess the performance of our business. We define total orders as the total number of customer orders delivered less total orders returned in a given period (excluding those repair, resize, and other orders which have no revenue). We view total orders as a key indicator of the velocity of our business and an indication of the desirability of our products to our customers. Total orders, together with AOV, is an indicator of the net sales we expect to recognize in a given period. Total orders may fluctuate based on the number of visitors to our website and showrooms, and our ability to convert these visitors to customers. We believe that total orders is a measure that is useful to investors and management in understanding our ongoing operations and in an analysis of ongoing operating trends. We define average order value, or AOV, as net sales in a given period divided by total orders in that period. We define average selling price, or ASP, as the total retail sales price of products sold in a given period divided by the total number of product units sold during that same period. We believe that AOV and ASP are measures that are useful to investors and management in understanding our ongoing operations and in an analysis of ongoing operating trends. AOV varies depending on the product type and number of items per order. AOV and ASP may also fluctuate as we expand into and increase our presence in additional product types and price points, and open additional showrooms.

Forward-Looking Statements

This press release contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding our future results of operations and financial position, including expectations regarding net sales, Adjusted EBITDA, and Adjusted EBITDA margin, business strategy, plans and objectives of management for future operations, including, among others, statements regarding expected growth and increased market share, introduction of new products, future capital expenditures, and debt service obligations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms, such as "ahead," “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “evolve,” “expect,” "future," “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “strategy,” “target,” “will,” or “would,” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. You should not rely upon forward-looking statements as predictions of future events. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, but not limited to: fluctuations in the pricing and supply of diamonds, other gemstones, and precious metals, particularly responsibly sourced natural and lab-grown diamonds and repurposed precious metals such as gold; an overall decline in the health of the economy and other factors impacting consumer spending, such as recessionary or inflationary conditions, governmental instability, the impact of any changes in trade policy, including the imposition of new or increased tariffs on goods imported into the United States and any resulting retaliatory trade actions by other governments, war and fears of war, and natural disasters; if we fail to cost-effectively turn existing customers into repeat customers or acquire new customers; our rapid growth in recent years and limited operating experience at our current scale of operations; our ability to manage growth effectively; increased lead times, supply shortages, and supply changes; our expansion plans in the United States; our ability to compete in the fine jewelry retail industry; our ability to maintain and enhance our brand and to engage or expand our base of customers; our ability to effectively develop and expand our sales and marketing capabilities and increase our customer base and achieve broader market acceptance of our e-commerce and omnichannel approach to shopping for fine jewelry; our profitability and cash flow being negatively affected if we are not successful in managing our inventory balances and inventory shrinkage; a decline in sales of Design Your Own rings; our heavy reliance on our information technology systems, as well as those of our third-party vendors and service providers, for our business to effectively operate and to safeguard confidential information and risks related to any significant failure, inadequacy or interruption of these systems, security breaches or loss of data; the impact of environmental, social, and governance matters on our business and reputation; our ability to manage risks related to our e-commerce and omnichannel business; our ability to effectively anticipate and respond to changes in consumer preferences and shopping patterns; and introduce new products and programs that appeal to new or existing customers; our dependence on distributions from Brilliant Earth, LLC, our principal asset, to pay our taxes and expenses, including payments under the Tax Receivable Agreement; risks related to our obligations to make substantial cash payments under the Tax Receivable Agreement and risks related to our organizational structure; and the other risks, uncertainties and the factors described in the section titled “Risk Factors” in our Annual Report on Form10-K for the year ended December 31, 2024, which was filed with the SEC on March 13, 2025 and is available at www.sec.gov. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this press release. Except as required by applicable law, we undertake no obligation to update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events or otherwise.

Contacts:

Investors:
Colin Bourland
 investorrelations@brilliantearth.com

BRILLIANT EARTH GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three months ended March 31,
	2025	2024
Net sales	$93,884	$97,337
Cost of sales	38,842	39,031
Gross profit	55,042	58,306
Operating expenses:
Marketing and advertising	22,962	23,096
General and administrative	35,603	34,333
Total operating expenses	58,565	57,429
(Loss) income from operations	(3,523)	877
Interest expense	(1,115)	(1,214)
Other income, net	1,240	1,477
(Loss) income before tax	(3,398)	1,140
Income tax benefit (expense)	131	(73)
Net (loss) income	(3,267)	1,067
Net (loss) income allocable to non-controlling interest	(2,801)	928
Net (loss) income allocable to Brilliant Earth Group, Inc.	$(466)	$139

Earnings per share:
Basic	$(0.03)	$0.01
Diluted	$(0.03)	$0.01
Weighted average shares of common stock outstanding:
Basic	14,111,624	12,736,014
Diluted	14,111,624	97,850,288

BRILLIANT EARTH GROUP, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	March 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$147,338	$161,925
Restricted cash	217	216
Inventories, net	39,848	38,292
Prepaid expenses and other current assets	10,553	10,980
Total current assets	197,956	211,413
Property and equipment, net	21,293	21,626
Deferred tax assets	9,768	9,636
Operating lease right of use assets	37,127	35,222
Other assets	3,506	3,348
Total assets	$269,650	$281,245

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$13,378	$15,733
Accrued expenses and other current liabilities	23,940	31,714
Deferred revenue	23,099	18,926
Current portion of operating lease liabilities	6,742	6,108
Current portion of long-term debt	20,000	5,688
Total current liabilities	87,159	78,169

Long-term debt, net of debt issuance costs	34,522	50,010
Operating lease liabilities	37,260	35,856
Payable pursuant to the Tax Receivable Agreement	7,737	7,828
Total liabilities	166,678	171,863

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, none issued and outstanding at March 31, 2025 and December 31, 2024, respectively	—	—
Class A common stock, $0.0001 par value, 1,200,000,000 shares authorized; 14,789,781 shares issued and 14,405,340 shares outstanding at March 31, 2025; 14,125,925 shares issued and 13,843,944 shares outstanding at December 31, 2024	1	1
Class B common stock, $0.0001 par value, 150,000,000 shares authorized; 35,839,403 and 35,820,912 shares outstanding at March 31, 2025 and December 31, 2024, respectively	4	4
Class C common stock, $0.0001 par value, 150,000,000 shares authorized; 49,119,976 shares outstanding at March 31, 2025 and December 31, 2024, respectively	5	5
Class D common stock, $0.0001 par value, 150,000,000 shares authorized; none issued and outstanding at March 31, 2025 and December 31, 2024, respectively	—	—
Additional paid-in capital	11,397	11,169
Treasury stock, at cost; 384,441 and 281,981 shares at March 31, 2025 and December 31, 2024, respectively	(801)	(638)
Retained earnings	4,322	4,788
Stockholders' equity attributable to Brilliant Earth Group, Inc.	14,928	15,329
Non-controlling interests attributable to Brilliant Earth, LLC	88,044	94,053
Total stockholders' equity	102,972	109,382
Total liabilities and stockholders' equity	$269,650	$281,245

GAAP to Non-GAAP Reconciliations
(Unaudited and in thousands, except share and per share amounts)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

	Three months ended March 31,
	2025	2024
Net (loss) income	$(3,267)	$1,067
Interest expense	1,115	1,214
Income tax (benefit) expense	(131)	73
Depreciation expense	1,488	1,203
Amortization of cloud-based software implementation costs	162	205
Showroom pre-opening expense	582	213
Equity-based compensation expense	2,369	2,587
Other income, net (1)	(1,240)	(1,477)
Adjusted EBITDA	$1,078	$5,085
Net (loss) income margin	(3.5)%	1.1%
Adjusted EBITDA margin	1.1%	5.2%
(1)Other income, net consists primarily of interest and other miscellaneous income, partially offset by expenses such as losses on exchange rates on consumer payments.

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE

	Three months ended March 31,
	2025	2024
Net (loss) income attributable to Brilliant Earth Group, Inc., as reported (1)	$(466)	$139
Net (loss) income impact from assumed redemption of all LLC Units to common stock (2)	(2,801)	928
Net (loss) income, as reported	(3,267)	1,067
Income tax benefit (expense) associated with conversion (3)	712	(237)
Tax effected net (loss) income after assumed conversion	(2,555)	830
Equity-based compensation expense	2,369	2,587
Showroom pre-opening expense	582	213
Tax impact of adjustments	(750)	(714)
Adjusted Net (Loss) Income	$(354)	$2,916
Diluted weighted average of common stock assumed outstanding	14,111,624	97,850,288
Adjustments:
Vested LLC Units that are exchangeable for common stock(4)	84,947,596	—
Unvested LLC Units that are exchangeable for common stock(4)	6,621	—
RSUs	115,006	—
Adjusted diluted weighted average of common stock assumed outstanding	99,180,847	97,850,288

Diluted earnings per share:
As reported	$(0.03)	$0.01
As adjusted	$0.00	$0.03
(1)Represents net (loss) income allocable to Brilliant Earth Group, Inc. for the three months ended March 31, 2025 and 2024.
(2)It is assumed that we will elect to issue common stock upon redemption of LLC Units rather than cash settle.
(3)Brilliant Earth Group, Inc. is subject to U.S. Federal income taxes, in addition to state and local taxes with respect to its allocable share of any net taxable income of Brilliant Earth, LLC. Acquisition of LLC units by Brilliant Earth Group, Inc. causes all of the taxable income currently recognized by the members of Brilliant Earth, LLC to become taxable to the Company.
(4)Assumes the exchange of all outstanding LLC units for shares of common stock, resulting in the elimination of the non-controlling interest and recognition of the net (loss) income attributable to non-controlling interest.